UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 12, 2014


                                  WEBFOLIO INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    333-182970                99-0370768
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)         Identification Number)

                         Villa 210, Perla Marina Complex
                            Carretera Sosua - Cabarete
                             Cabarete, Puerto Plata
                           Republica Dominicana, 57000
                               web.folio@yahoo.com
               (Address of Principal Executive Offices, Zip Code)

                                 (860) 331-8186
              (Registrant's telephone number, including area code)

                  1129 8 Street S.E. Calgary AB Canada T2G 2Z6
            (Former Address of Principal Executive Offices, Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 12, 2014, we received the resignation of Robin Thompson as our sole officer. Mr. Thompson continues to serve as a Director of the Company.

On February 12, 2014, James Aikens was appointed President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Secretary andDirector of our Company.

There are no understandings or arrangements between Mr. Aikens and any other person pursuant to which he was appointed as sole Officer. Mr. Aikens is now the sole Officer of the Company.

JAMES AIKENS

From January 2007 to the present, Mr. Aikens is owner of Inversiones 888 EIRL, a Dominican Republic-based agricultural production company that specializes in consulting and appraisals for commercial, agricultural, industrial and residential real estate. From June 2004 to the present, Mr. Aikens serves as President of Balfour International, Inc., a management consulting firm. From January 2001 to November 2009, he served as COO of IFD Beneficence Corporation. From August 1994 to March 2009, Mr. Aikens served as officer and director of the Active Mountain group of companies, a land development company and owner of Merritt Mountain Music Festival, one of Canada's largest and longest running outdoor music festivals.

Mr. Aikens attended Concordia University, Montreal, Canada from 1979 to 1981 where he studied Economics.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WEBFOLIO INC.


Dated: February 20, 2014                 By: /s/ James Aikens
                                             -----------------------------------
                                         Name:  James Aikens
                                         Title: President

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